                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1/A on Form S-3 to Registration Statement No. 333-85146 of CECO Environmental Corp. on Form S-1/A of our report dated March 26, 2003, appearing in the Annual Report on Form 10-K of CECO Environmental Corp. for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Post-Effective Amendment No. 1/A on Form S-3 to Form S-1/A.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
May 2, 2003